CERTIFICATIONS, INCLUDING THOSE PURSUANT TO
        18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
        SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the BICO, Inc. (the "Company") annual report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anthony Paterra, CEO of the Company, certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of
       Section 13(a) or 15(d) of the Securities Exchange Act of
       1934, as amended; and


     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In addition, I certify as follows:

     (3)  I have reviewed this Annual Report on Form 10-K (the
       "Annual Report") of BICO, Inc.

     (4) Based on my knowledge, this Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, and is not misleading with respect to the period covered in this Annual Report.

     (5)  Based upon my knowledge, the financial statements, and
       other financial                               information
       included in this Annual Report, fairly present in all material respects, the financial condition, the results of operations, the changes in net assets, and cash flows of the Company, as of, and for, the periods presented in this Annual Report.

     (6) I am responsible for establishing and maintaining disclosure controls and procedures (as defined in the Securities Exchange Act of 1934, Rules 13a-14 and 15d-14) for the Company, and have:

          a. designed such disclosure controls and procedures to ensure that material information relating to the Company, including consolidated subsidiaries, if any, is made known to me by others within those entities, particularly during the period in which this Annual Report is being prepared;

          b. evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this Annual Report (the "Evaluation Date"); and

          c. presented in this Annual Report my conclusions about the effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date.

     (7) I have disclosed, based on my most recent evaluation, to the Company's auditors and to the Audit Committee of the Company's Board of Directors:

          a. all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data, and have identified for the Company's auditors any material weaknesses in internal controls; and

          b. any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

     (8) I have indicated in this Annual Report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


                                        /s/ Anthony Paterra
                                        Anthony Paterra, CEO

                                        October 5, 2004